UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2018

IDERA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31918	04-3072298
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

167 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

(617) 679-5500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.02                                        Termination of a Material Definitive Agreement.

On July 10, 2018, the Agreement and Plan of Merger, dated January 21, 2018 (the “Merger Agreement”), by and among BioCryst Pharmaceuticals, Inc. (“BioCryst”), Idera Pharmaceuticals, Inc. (“Idera”), Nautilus Holdco, Inc. (“Holdco”), a wholly owned subsidiary of BioCryst, Island Merger Sub, Inc., a wholly owned subsidiary of Holdco, and Boat Merger Sub, Inc., a wholly owned subsidiary of Holdco, was terminated pursuant to Section 7.1(b)(iii) of the Merger Agreement.

The Merger Agreement was terminated following the July 10, 2018 special meeting of BioCryst stockholders at which BioCryst’s stockholders voted against the adoption of the Merger Agreement.  Separately, holders of a majority of Idera’s outstanding common stock voted in favor of the adoption of the Merger Agreement at a special meeting of Idera stockholders held on July 10, 2018.

In accordance with Section 7.3(c) of the Merger Agreement, BioCryst will pay Idera a fixed expense reimbursement amount of $6 million in connection with the termination of the Merger Agreement.

Upon the termination of the Merger Agreement, the Voting and Support Agreement, dated January 21, 2018, by and among Idera, 667, L.P. and Baker Brothers Life Sciences, L.P., terminated pursuant to its terms.

Item 5.07                                           Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of Idera (the “Special Meeting”) was held on July 10, 2018, for the following purposes:

•                  To approve the adoption of the Merger Agreement; and

•                  To approve, on an advisory basis, the compensation that may become payable to Idera’s named executive officers that is based on or otherwise relates to the mergers.

At the Special Meeting, a total of 152,330,687 shares were represented in person or by proxy, which represented a quorum for purposes of the Special Meeting, and the adoption of the Merger Agreement was approved.  The stockholders of the Company also approved, on an advisory basis, the compensation that may become payable to Idera’s named executive officers that is based on or otherwise relates to the mergers.  The final voting results on each of the matters submitted to a vote of Idera stockholders at the Special Meeting are as follows:

		For	Against	Abstentions	Broker Non-Votes
1.	Adoption of Merger Agreement	149,747,107	1,993,978	589,602	0

		For	Against	Abstentions	Broker Non-Votes
2.	Approval, on an advisory basis, of the compensation that may become payable to Idera’s named executive officers that is based on or otherwise relates to the mergers	144,885,892	5,694,742	1,750,053	0

Item 8.01                                           Other Events.

On July 10, 2018, Idera issued a press release announcing the termination of the Merger Agreement, which is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2018

IDERA PHARMACEUTICALS, INC.

	By:	/s/ Louis J. Arcudi, III
Louis J. Arcudi, III
	Its:	Senior Vice President of Operations, Chief Financial Officer and Treasurer